Exhibit 10.15

Maximum Loan Agreement

(Version 2014061 / Produced in November 2022)

Ningbo Bank

Maximum Loan Agreement Standard Terms

(Version 2014061 / Produced in November 2022)

Document Number: 07000ED23C9B779

Lender and Borrower Names: Please refer to the attached terms.

In consideration of the loan business that will occur between the lender and borrower within the period and maximum loan limit stipulated in this contract, to ensure the realization of the lender’s creditor rights and clarify the rights and obligations of both parties, this contract is established based on mutual agreement and relevant laws and regulations.

Article 1 Maximum Loan Limit and Period

1.1 The maximum loan limit is determined by the lender for the borrower, allowing the borrower to use the highest outstanding loan principal balance within the period specified in this contract. The maximum loan limit mentioned in this contract only refers to the business occurring under this contract. The same borrower may enter into multiple “Maximum Loan Agreements” with the lender, simultaneously enjoying multiple maximum loan limits, and these maximum loan limits and their corresponding contracts are independent of each other. The same borrower may also enter into a “Maximum Loan Agreement” and other credit business contracts with the lender, with all contracts being independent unless otherwise agreed upon by both parties.

1.2 The lender agrees to issue loans to the borrower in one or multiple installments within the agreed period and maximum loan limit (unless adjusted according to other provisions of this contract), based on the borrower’s application and their credit status, guarantee status, and the lender’s funding situation. Loans issued within the agreed loan disbursement period and maximum loan limit do not require individual loan contracts for each disbursement, but the loan maturity date must not exceed the agreed period. However, this provision does not affect the lender’s rights to terminate the contract or stop issuing loans according to Article 3.3 of this contract or other agreed terms or relevant laws and regulations.

For the specific maximum loan limit and period, please refer to the attached terms.

1.3 Both parties agree that although the previous clause stipulates that the maximum loan limit can be used for issuing loans to the borrower, with the lender’s consent, the borrower may utilize this maximum loan limit for other credit businesses, including but not limited to bank acceptance bills, bank guarantees, import letters of credit, etc. The specific rights and obligations will be governed by other business contracts separately signed by both parties (including but not limited to the “Bank Acceptance Agreement,” “Letter of Guarantee Agreement,” “Import Letter of Credit Agreement,” “Comprehensive Import and Export Financing Agreement,” etc.).

1.4 Both parties agree that the lender has the right to adjust the maximum loan limit (increase or decrease the limit) based on the borrower’s credit status, guarantee status, and the lender’s funding situation. The lender can increase or decrease the maximum loan limit without obtaining the borrower’s consent or providing an explanation to the borrower. The decision to adjust the maximum loan limit takes effect immediately upon being made.

1.5 The lender may notify the borrower of the adjustment to the maximum loan limit through the lender’s official electronic channels, the communication address or contact information stipulated in this contract; however, this does not constitute an obligation of the lender. Any delays, failures to notify, or inability to notify for any reason will not affect the validity of the maximum loan limit and its adjustments, and the lender will not bear any legal responsibility.

1.6 Within the loan disbursement period and maximum loan limit stipulated in this contract, if the specific disbursement of each loan regarding currency, amount, term, interest rate, interest rate adjustment method, and repayment method differs from the loan receipt and its attachments (including electronic channels such as mobile banking and online banking), the records in the loan receipt and its attachments (if any) shall prevail, and the borrower has no objections to this. The loan receipt and its attachments are an integral part of this contract.

1.7 If the maximum loan limit is reduced, resulting in the outstanding debt under this contract exceeding the maximum loan limit, the borrower’s actual debt shall be determined by the outstanding debt under this contract.

Article 2 Loan Matters

2.1 The term for the borrower to fulfill its debt obligations shall be separately agreed upon in this contract and the corresponding loan receipts for each specific loan, and shall be calculated individually.

2.2 Loan interest shall be calculated from the date the loan is credited to the borrower’s designated account based on the actual number of days the loan is outstanding. The interest rate calculation formula is: Daily Interest Rate = Annual Interest Rate / 360.

2.3 During the validity period of this contract, the loan interest rate for each loan shall be determined by the lender at the time of disbursement. If the loan market quotation rate (LPR) is adjusted before the loan is issued and applies to loans under this contract, the new interest rate shall be recalculated based on the adjusted LPR plus or minus basis points; however, for loans that have already been issued, the interest rate shall be governed by the respective loan receipts. The adjustment methods are as follows:

(1) Adjustments on January 1 of the following year: Starting from January 1 of the next year following each adjustment of the LPR, the new interest rate shall be determined based on the most recent LPR adjustment for that calendar year plus or minus basis points;

(2) Monthly/quarterly/semiannual/annual adjustments: Adjustments shall occur on the corresponding day of each month/quarter/semiannual/annual period (if there is no corresponding day, it will be the last day of that month/quarter/semiannual/annual period), based on the LPR at that time plus or minus basis points;

(3) Fixed interest rate: The original interest rate as recorded in the loan receipt shall continue to apply without segmental interest calculations;

(4) Immediate adjustments: The interest rate for each loan shall be adjusted on the day the LPR is adjusted, based on the adjusted LPR and relevant basis points, with segmental interest calculations.

2.4 The lender may adjust the interest rate for each loan in a timely manner based on external market rate changes and actual operational needs.

2.5 The payment method for the principal and interest of the loan under this contract shall be subject to the corresponding loan receipt, and the specific circumstances are as follows:

(1) If interest is settled on a monthly/quarterly/semi annual/annual basis, and principal and interest are repaid upon maturity, the interest settlement date shall be the 20th day of the end of each month/quarter/semi annual/year-end month, and the interest payment date shall be the calendar day following the interest settlement date. The principal and interest of the loan shall be repaid upon maturity;

(2) For loans that adopt monthly/quarterly/semi annual/annual interest settlement and installment repayment, the interest settlement date is the 20th day of the end of each month/quarter/semi annual/year-end month, and the interest payment date is the calendar day following the interest settlement date. The loan principal is repaid in installments. The repayment period, repayment amount, and repayment date of the loan principal shall be subject to the attached loan receipt;

(3) Adopting equal principal and interest repayment on schedule

① If the repayment date of each period is the corresponding day of the entire period from the loan disbursement date (if there is no corresponding day, the repayment date is the last day of the end of the period month), starting from the month of loan disbursement, the loan principal and interest shall be repaid in equal amounts for each period. The calculation formula is:

Equal repayment principal and interest amount per installment = loan principal balance x interest rate x (1+loan interest rate) ^ number of repayment periods ÷ [(1+loan interest rate) ^ number of repayment periods -1]

② If the repayment date of each period is not the corresponding day of the entire period from the loan disbursement date, the calculation formula for the principal and interest of each period except for the first and last periods is the same as above. The calculation formula for the principal and interest of the first and last periods is:

Initial repayment principal = Loan principal balance x Term interest rate x (1+Loan term interest rate) ^ Number of repayment periods ÷ [(1+Loan term interest rate) ^ Number of repayment periods -1] - Loan principal amount x Term interest rate

First installment interest = Loan principal balance x Actual number of first installment days x Daily interest rate First installment principal and interest amount = First installment principal+First installment interest

Final repayment principal = loan principal balance

Final repayment interest = loan principal balance x actual number of days in the final period x daily interest rate

Final repayment principal and interest = Final repayment principal+Final repayment interest

(4) Adopting equal principal repayment on schedule

① If the repayment date of each period is the corresponding day of the entire period from the loan disbursement date (if there is no corresponding day, the repayment date shall be the last day of the end of the month), the loan principal shall be repaid in equal installments from the month of loan disbursement, and the loan interest shall decrease gradually with the principal. The calculation formula is:

Repayment principal for each installment = Loan principal ÷ Total number of repayment installments

Interest on each repayment period = (Loan principal - Accumulated repaid principal) x Period interest rate. Principal and interest on each repayment period = Principal on each repayment period multiplied by interest on each repayment period

② If the repayment date of each period is not the corresponding day of the entire period from the loan disbursement date, the calculation formula for the principal and interest of the remaining repayment periods except for the first and last periods is the same as above. The calculation formula for the principal and interest of the first and last repayment periods is:

Initial repayment principal = Loan principal ÷ Total repayment periods

First installment interest = loan principal balance x actual number of days in the first installment x daily interest rate

First installment principal and interest = First installment principal+First installment interest Final installment principal = Loan principal balance

Final repayment interest = Loan principal balance x Actual days of final repayment x Daily interest rate Final repayment principal and interest amount = Final repayment principal+Final repayment interest

(5) For those who adopt a one-time repayment of principal and interest upon maturity, the loan will be repaid with the principal upon maturity.

2.6 Withdrawal Conditions

Unless waived by the lender in whole or in part, the borrower must meet the following conditions before each withdrawal; otherwise, the lender has the right to refuse the withdrawal request:

2.6.1 The borrower’s entity is legally valid and continues to comply with its commitments under this contract;

2.6.2 This contract is effective, and the guarantee contracts under this contract are legally established and effective;

2.6.3 All obligations under this contract have been fully performed, with no occurrence of any default events;

2.6.4 All other relevant materials required by the lender for loan processing have been provided.

2.7 Loan Fund Payment

Loan fund payments under this contract can be made via lender-trust payments or borrower-autonomous payments.

Lender-trust payments mean the lender pays the loan through the borrower’s account to the borrower’s transaction counterpart that meets the contract’s purposes, based on the borrower’s withdrawal request and payment authorization.

Borrower-autonomous payments mean the lender releases the loan funds to the borrower’s account, after which the borrower autonomously pays the funds to the transaction counterpart.

2.7.1 The borrower agrees that the lender may independently decide the payment method based on relevant materials provided by the borrower, relevant laws, and lender policies; specific payment methods are detailed in the attached terms.

2.7.2 In the case of lender-trust payments, the lender will first credit the loan to the borrower’s account before transferring it directly to the transaction counterpart’s account. During the time the funds remain in the borrower’s account, the borrower shall not withdraw them. If such funds are subject to any enforcement measures, including but not limited to freezing or garnishment, the borrower bears the responsibility, and it does not affect the lender.

2.7.3 Whether through lender-trust payments or borrower-autonomous payments, once the loan funds are credited to the borrower’s account based on the borrower’s withdrawal request or authorization, it shall be regarded as a successful withdrawal under this contract, and the lender’s obligation to disburse the loan is fulfilled. The borrower shall repay the loan as per the contract.

2.7.4 For lender-trust payments, the borrower must provide relevant business contracts and payment authorization materials related to the loan purpose as required by the lender. The lender will fulfill its disbursement obligation only after a surface review and approval; otherwise, the lender has the right to refuse disbursement. For borrower-autonomous payments, the borrower must report loan fund payment status every three months as required by the lender, providing records and materials in accordance with lender requirements; otherwise, the lender has the right to exercise any rights stipulated in Article 3.3 of this contract.

2.7.5 In cases of autonomous payments, the lender agrees that the borrower can choose to withdraw the loan at the lender’s counter, via online banking (if applicable), or in any other manner agreed upon by the lender. The borrower agrees to follow the lender’s relevant regulations for withdrawals and confirms all withdrawals made through the counter, online banking, or other approved methods.

2.8 Funds Recovery Account: The borrower shall open a dedicated funds recovery account with the lender and provide timely updates on account inflow and outflow. Specific funds recovery account information is detailed in the attached terms. The lender has the right to recall the loan in advance based on the borrower’s funds recovery status.

2.9 Repayment Account: The borrower shall open a repayment account with the lender and ensure sufficient funds for principal and interest repayment on or before each due date as stipulated in this contract or the respective loan receipts. The borrower authorizes the lender to deduct amounts from the repayment account. Specific repayment account information is detailed in the attached terms. If the borrower has outstanding loan principal or other fees, they must timely deposit into the repayment account and authorize the lender to deduct amounts at any time. If the LPR changes, the borrower must timely deposit sufficient amounts for repayment; otherwise, they will bear all consequences, including but not limited to additional penalties and negative impacts on their credit record, independent of the lender’s involvement. If the repayment account is reported lost, frozen, or requires changes, the borrower must handle such changes at the lender’s premises. If the borrower fails to timely process repayment account changes or to repay at the counter, resulting in overdue payments, they will be liable for default.

2.10 In this contract, “period” refers to a month or multiples thereof, with the corresponding “period interest rate” being the annual interest rate divided by 12, multiplied by the month’s integer multiple. “Quarter-end months” are March, June, September, or December; “semiannual end months” refer to June or December; “year-end month” refers to December.

Article 3: Rights and Obligations of the Lender

3.1 The lender has the right to recover or prematurely recall the principal, interest, compound interest, penalty interest, and other debts as stipulated in this contract and the relevant loan receipts.

3.2 The lender can understand the borrower’s operational, financial activities, and the use of loans, and inspect the collateral’s management. The borrower must provide truthful monthly financial reports and the lender may check the borrower’s credit through relevant systems.

3.3 During the validity period of this contract, if the borrower or its affiliates or actual controllers encounter any of the following situations, the lender has the right to recognize that all credit granted by the borrower to the lender, including but not limited to loans, discounting, bank acceptance bills, international trade financing, bank guarantees, etc., have expired in advance, and has the right to take (1) reducing or canceling the maximum loan limit stipulated in this contract; (2) Early termination of relevant contracts and agreements signed with the borrower, including but not limited to this contract; (3) Cease the issuance of new loans and ensure that all loans under this contract mature early, and recover all loan principal, interest, and fees in advance; (4) Directly deduct the corresponding amount from any account of the borrower to repay the loan principal, interest, and expenses, and notify the borrower; (5) Request additional collateral measures recognized by the lender; (6) File a lawsuit with the people’s court and take asset preservation measures such as sealing, freezing, and deducting; (7) Other asset preservation measures. At the same time, all branches of Ningbo Bank also enjoy the above-mentioned rights over the borrower.

(1) The borrower experiences production suspension, closure, dissolution, takeover, cancellation of registration, bankruptcy filing, suspension for rectification, revocation of business license or revocation;

(2) The borrower conceals important facts related to the conclusion of this contract or provides false information, situations, or statements, or the information provided contains false information; Or providing false statements, vouchers, documents, and other materials to the lender during the validity period of this contract;

(3) If the borrower fails to repay the loan principal and interest in accordance with this contract and the corresponding loan receipt (including early maturity by Yibu, including situations where the loan has already been repaid after overdue);

(4) If the borrower fails to use the loan for the purpose specified in this contract and the corresponding loan receipt, the loan funds shall be used for fixed asset, equity and other investments, the loan funds shall be used for areas and purposes prohibited by the state for production and operation, and the credit funds shall be transferred or used to purchase other financial products for arbitrage;

(5) The borrower fails to fulfill the obligations agreed upon with the lender or a third party or obligations stipulated by laws and regulations;

(6) Disposal (including but not limited to gifting, transferring, transferring, or selling at a low price) of any assets by the borrower before repaying the lender’s debt, which may or has already affected its ability to repay the lender’s debt;

(7) The borrower’s credit status has declined, their business activities have encountered difficulties, their financial condition has deteriorated, or they have exceeded the financial indicators set by the lender or agreed upon by both parties;

(8) The borrower fails to make the loan payment in accordance with the agreed method;

(9) The borrower is involved in economic disputes or litigation, or any of its assets are subject to preservation measures such as sealing, freezing, or deduction;

(10) If the borrower is prosecuted, fined or fined for suspected illegal activities, or if the borrower’s legal representative or main person in charge is detained, arrested, subject to compulsory measures, prosecuted, sentenced or fined for suspected illegal activities;

(11) The borrower fails to fulfill any obligation stipulated in this contract and the corresponding loan receipt, or violates any terms and commitments stipulated in this contract and the corresponding loan receipt;

(12) If the guarantee contract under this contract becomes invalid, the guarantor’s guarantee ability decreases, the value of the collateral decreases, or the collateral is subject to preservation measures such as sealing, freezing, or deduction, which affect the security of the creditor’s rights under this contract;

(13) The guarantor violates the provisions of the guarantee contract;

(14) The borrower’s affiliated parties or actual controllers have experienced the events listed in items (1), (5), (7), (9), and (10) of this clause, as well as other changes that are unfavorable to the realization of the lender’s creditor’s rights, and the borrower has failed to provide the lender’s approved guarantee as required by the lender; (The definition of related parties can be found in “Enterprise Accounting Standard No. 36- Disclosure of Related Parties” and its revised version; the definition of actual controller can be found in “Company Law of the People’s Republic of China” and its revised version.)

(15) Any other event that, in addition to the aforementioned events, has an adverse impact on the borrower’s repayment obligations under this contract, as determined by the lender.

The lender has complete independent discretion to determine whether the above situation has occurred.

3.4 During the loan payment process, if the lender, based on their independent judgment, believes that the borrower has one or more of the following situations, the lender has the right to adopt (1) changing the loan payment method from self payment to entrusted payment (including partial entrusted payment); (2) Stop the disbursement and payment of loan funds; (3) Negotiate with the borrower to supplement the loan disbursement and payment conditions.

(1) The borrower’s credit condition has declined;

(2) The borrower’s main business has weak profitability;

(3) The borrower’s use of loan funds is abnormal.

3.5 If the borrower fails to repay the principal, interest, compound interest, penalty interest and other debts due (including early maturity) as agreed, the lender has the right to deduct the corresponding amount from all accounts opened by the borrower at Ningbo Bank Co., Ltd. and its branches for repayment and notify the borrower. When the lender deducts the borrower’s unexpired fixed deposits and needs to withdraw them all in advance, interest shall be calculated and paid according to the current deposit interest rate announced on the withdrawal date; If partial advance withdrawal is required, interest shall be calculated based on the current deposit interest rate announced on the withdrawal date, and interest shall be calculated based on the fixed deposit interest rate on the opening date of the fixed deposit when the remaining portion matures. The interest losses incurred due to deduction shall be borne by the borrower themselves. The borrower hereby irrevocably authorizes the lender to deduct the above-mentioned amount at any time.

3.6 If the borrower breaches this contract, evades the supervision of the lender, conceals important facts related to this contract, or provides false information or situations, or engages in other illegal activities, the lender has the right to publicly disclose the breach information in accordance with the law, or provide relevant information to the collection agency for the purpose of collection, or announce the collection through media such as China Execution Information Disclosure Network, or notify relevant departments or units. At the same time, the borrower authorizes the lender to provide the borrower’s name, contact information, and other relevant information to the debt collection agency for the purpose of debt collection, or to announce debt collection through media such as China Execution Information Disclosure Network. The debt collection agency and media such as China Execution Information Disclosure Network have the obligation to keep the borrower’s information confidential and shall not use the borrower’s information beyond the purpose of debt collection. At the same time, the lender has the right to hold the borrower liable for breach of contract in accordance with laws, regulations, and the provisions of this contract.

3.7 The lender has the right to participate in the borrower’s large-scale financing, asset sales, mergers, divisions, shareholding reform, bankruptcy liquidation and other activities.

3.8 The borrower and the pledger shall complete legal procedures such as mortgage registration and property insurance in accordance with the lender’s requirements, and the guarantee and insurance shall remain valid. The lender has the right to request to become the first priority claimant for insurance benefits and obtain copies of relevant insurance contracts or insurance documents. Otherwise, the lender has the right to refuse to provide the loan under this contract.

3.9 The lender has the right to require the borrower to promptly reconcile the loan.

3.10 On the premise that the borrower and guarantor fulfill the obligations stipulated in this contract and the guarantee contract, the lender shall issue the loan to the borrower in accordance with the provisions of this contract and the corresponding loan receipt. The lender has the right to entrust the head office and other branches of Ningbo Bank, any payment agent or agent bank of Ningbo Bank to issue loans to the borrower in accordance with the provisions of this contract. The borrower has no objection to this and promises that the performance of the head office and other branches, payment agent or agent bank of Ningbo Bank shall be deemed as the performance of the lender. All payment obligations under this contract shall be fulfilled by the borrower to the lender, and all rights shall be enjoyed by the lender. If the borrower defaults, the lender has the right to directly claim the creditor’s rights from the borrower.

3.11 If the guarantor of the loan under this contract experiences any event that poses a threat to its normal operation or has a significant adverse impact on its ability to guarantee its debts under this contract, including but not limited to production suspension, business closure, cancellation of registration, revocation of business license, bankruptcy, difficulties in business activities, deterioration of financial condition, legal representative or main person in charge suspected of engaging in illegal activities, involving litigation activities or major economic disputes, property being sealed, frozen or deducted, or if the value of the collateral, pledged property, pledged rights as collateral for the loan under this contract is reduced and asset preservation measures such as sealing, freezing or deduction are taken, and the borrower fails to provide the required guarantee as required by the lender, The lender also has the right to take all measures stipulated in Article 3.3 of this contract.

3.12 If there is any mortgage guarantee for the creditor’s rights under this contract, if the relevant mortgage certificate fails to complete the relevant certificate and mortgage registration procedures as required by the lender before the expiration of the relevant mortgage certificate, the loan has the right to require the borrower to take remedial measures such as early deposit of full security deposit and additional guarantee.

Article 4: Borrower’s Commitments

4.1 The borrower commits to providing the lender with true, complete, and valid materials.

4.2 The borrower will cooperate with the lender in loan disbursement management, post-loan management, and related inspections.

4.3 The borrower will not use loan funds for investments in fixed assets, equity, or in areas prohibited by the state. The borrower will also not attempt to circumvent the lender’s payment control.

4.4 The borrower commits to fully performing all obligations under this contract.

Article 5: Borrower’s Rights and Obligations

5.1 Have the right to obtain and use the loan in accordance with this contract and the corresponding loan receipts.

5.2 Repay the loan principal, interest, compound interest, penalty interest, litigation fees, preservation fees, execution fees, lawyer fees, travel expenses and other reasonable expenses in accordance with this contract and the corresponding loan receipts, and hereby irrevocably authorize the lender to deduct them in accordance with Article 3.5 of this contract.

5.3 Use the loan for the agreed purpose, without misappropriating or diverting the loan.

5.4 Provide the lender with truthful and complete financial statements or other relevant materials and information on a monthly basis, and actively cooperate with the lender’s inspection of its production and operation, financial status, material inventory, and loan use under this contract.

5.5 If the borrower takes any actions such as contracting, leasing, shareholding reform, joint venture, merger, consolidation, separation, joint venture, capital reduction, asset transfer, external investment, substantial increase in debt financing, application for suspension of business for rectification, application for dissolution, application for bankruptcy, or other actions that may cause changes in the creditor debtor relationship under this contract or affect the realization of the lender’s loan creditor’s rights before the completion of the debt repayment under this contract, the borrower shall notify the lender in writing 30 days before the implementation of the above actions, and at the same time fulfill the debt repayment responsibility or repay the debt in advance, and obtain the written consent of the lender. Otherwise, the above actions shall not be taken.

Any other events that pose a threat to the normal operation of the borrower or have a significant adverse impact on the performance of the repayment obligations under this contract, including but not limited to any of the circumstances stipulated in Article 3.3 of this contract, shall be notified in writing to the lender within 3 days of the occurrence of the above-mentioned circumstances, and repayment measures shall be implemented.

5.7 If the borrower provides guarantees for the debts of others or sets mortgages or pledges their main assets to a third party before the debt under this contract is fully repaid, which may affect their ability to repay the debts under this contract, they shall notify the lender in writing in advance and obtain the lender’s written consent.

5.8 The borrower shall not withdraw or transfer funds, dispose of assets at a low price, give away assets or transfer shares without authorization, in order to evade debts to the lender or weaken their own debt repayment ability.

5.9 If the borrower changes its name, legal representative, legal address, business scope, mailing address, contact phone number, etc., it shall deliver a written notice and relevant change proof documents issued by the competent department of industry and commerce to the lender within 5 days after the change. Otherwise, all responsibilities and consequences arising therefrom shall be borne by the borrower.

5.10 If the guarantor of the loan under this contract suspends production, ceases operations, cancels registration, has its business license revoked, goes bankrupt, or incurs operating losses, and partially or completely loses its ability to guarantee the debt under this contract, or if the value of the collateral, pledge, or pledge rights used as collateral for the loan under this contract decreases or there is a ownership dispute, the borrower shall provide other guarantee measures recognized by the lender within 10 days after the occurrence of the above circumstances.

5.11 The borrower has the obligation to cooperate with the lender’s loan reconciliation work.

5.12 The borrower shall immediately sign and deliver the receipt to the lender for the collection letter or document directly delivered or mailed by the lender, or send the receipt to the lender within 3 days after signing.

5.13 The borrower undertakes to strengthen environmental risk management during the operation and management process, and voluntarily accepts the supervision of the borrower’s environmental risk situation by the lender or the entrusted party. When the borrower encounters an environmental risk event during the operation process, they must proactively inform the lender. After the lender’s judgment, they have the right to request the borrower to provide relevant materials such as an environmental risk report. The borrower declares and guarantees that internal management documents related to environmental and social risks comply with legal and regulatory requirements and are effectively implemented, and there are no major litigation cases involving environmental and social risks; The borrower promises to accept the supervision of the lender; If the borrower’s statements, guarantees, and commitments related to environmental and social risk management are not fulfilled seriously, or if they are punished by relevant government departments or strongly questioned by the public and/or media due to poor environmental and social risk management, the lender has the right to revoke the credit commitment that has been made, suspend the disbursement of the loan until the borrower takes remedial measures recognized by the lender, recover the loan that has been disbursed in advance, and exercise relevant mortgage rights when the loan cannot be repaid.

Article 6: Default Liability

6.1 After this contract comes into effect, both parties shall fulfill the obligations and commitments stipulated in this contract. If either party fails to perform or partially performs the agreed obligations or commitments, they shall bear corresponding breach of contract liability and compensate for the losses caused to the other party as a result.

6.2 If the borrower suffers losses due to the default of the lender, the lender shall be responsible for compensation. The scope of compensation is limited to the borrower’s direct losses and does not include indirect losses, expected losses, etc.

6.3 If the borrower fails to repay the loan principal as agreed upon upon upon the loan maturity (including early maturity by Yibu), the lender shall charge a certain percentage of overdue penalty interest on the overdue loan based on the actual number of overdue days, in accordance with the loan interest rate level agreed upon in this contract. For specific overdue penalty interest rates, please refer to the attached terms.

6.4 If the borrower fails to use the loan for the agreed purpose, the lender has the right to charge a certain percentage of misappropriation penalty interest on the loan amount used by the borrower from the date of default, based on the actual number of days of default, at the loan interest rate level agreed upon in this contract. Please refer to the attached terms for the specific proportion of misappropriation penalty interest.

6.5 The lender has the right to charge compound interest to the borrower on the unpaid interest payable by the borrower. Calculate compound interest on the unpaid interest payable by the borrower during the loan period at the interest rate and settlement method agreed upon in this contract; If the borrower’s loan is overdue or the loan is not used for the purpose specified in this contract, the unpaid interest shall be compounded according to the corresponding penalty interest rate and interest settlement method specified in this contract.

When the loan interest rate under this contract is adjusted, the overdue interest rate and penalty interest rate shall be automatically adjusted according to the proportion stipulated in Article 6.3 and 6.4 of this contract based on the adjusted contract loan interest rate, and shall be applied simultaneously with the contract loan interest rate, calculated in segments.

6.7 If the borrower intentionally conceals important facts related to the conclusion of this contract or provides false information or circumstances, the lender has the right to charge the borrower a penalty of 10% of the maximum loan limit under this contract.

6.8 The borrower shall bear the expenses paid by the lender in the process of realizing the creditor’s rights, including but not limited to litigation fees, arbitration fees, preservation fees, execution fees, lawyer fees, travel expenses, and other expenses incurred in realizing the creditor’s rights.

6.9 If the borrower violates the obligations stipulated in this contract or the guarantor of the loan under this contract violates the obligations stipulated in the guarantee contract, the borrower shall not only bear the liability for breach of contract as stipulated in this contract, but also have the right to recognize that all credit granted by the borrower to the lender, including but not limited to loans, discounting, bank acceptance bills, international trade financing, bank guarantees, etc., have expired in advance, and have the right to take all measures stipulated in Article 3.3 of this contract.

6.10 If the borrower violates this contract, the borrower agrees that the lender can freeze the borrower’s third-party payment platform account (including but not limited to Alipay, Tenpay, UnionPay Cloud Flash, JD Pay, etc.) through judicial channels, and restrict its payment, transfer, withdrawal and other functions.

Article 7: Effectiveness, Modification, Assignment, Termination, and Conclusion of the Contract

7.1 This contract shall come into effect from the date of stamping by both parties and shall terminate upon the expiration of the loan disbursement period as stipulated in Article 1.2 of this contract and the full repayment of all debts under this contract. The electronic seal affixed to this contract has the same legal effect as the physical seal affixed.

7.2 With the consent of the lender, the borrower may apply for early repayment, and the lender has the right to charge a corresponding penalty based on a certain proportion of the early repayment amount. Please refer to the attached terms for the penalty collection ratio.

7.3 If the borrower violates any provision of this contract, the lender has the right to demand the borrower to repay the loan principal and interest in advance and compensate for losses, and also has the right to terminate this contract and take relevant measures.

7.4 If the lender terminates this contract based on actual business needs or if the lender deems it necessary, the borrower agrees that the lender has the right to terminate it at will. Once the decision to terminate the contract is made, the contract shall be immediately terminated.

The lender’s decision to terminate this contract may be notified to the borrower through the lender’s official electronic channel, the communication address or contact information specified in this contract, but this does not constitute an obligation of the lender. Regardless of the reason for the delay, failure or inability to notify, the termination of the contract shall not be affected, and the lender shall not bear any legal responsibility.

7.5 The lender’s decision to terminate this contract is limited to notifying the borrower through any contact method specified in this contract, but the lender is not obligated to notify the borrower. Regardless of the reason for the delay, failure or inability to notify, the termination of the contract and the invalidation of the maximum loan limit shall not be affected, and the lender shall not bear any legal responsibility.

7.6 After this contract comes into effect, neither party shall unilaterally modify or terminate this contract, except as otherwise provided in this contract or by laws and regulations. If this contract needs to be amended or terminated, both parties shall reach a written agreement through consultation. The terms of this contract shall remain valid until a written agreement is reached.

7.7 If this contract is terminated, invalidated or rescinded, the rights and obligations of both parties under the loan that has already occurred under this contract shall continue to be fulfilled in accordance with the provisions of this contract.

7.8 The lender may transfer its rights under this contract to a third party without obtaining the borrower’s consent. The notification of the transfer of rights by the lender can be in writing or on the lender’s official website (http://www.nbcb.com.cn) Publish announcements on official websites of cooperative channels, public media, or other forms recognized by regulatory agencies. The borrower hereby irrevocably authorizes the lender as its agent to sign necessary agreements and documents with the aforementioned third party to complete the transfer. The borrower hereby confirms that the agreements and documents signed between the lender and the aforementioned third party constitute valid legal documents between the borrower and the third party, confirming the creditor debtor relationship between the borrower and the third party, and have legal binding force on both parties.

7.9 Without the written consent of the lender, the borrower shall not transfer any of its obligations under this contract to a third party.

Article 8: Applicable Law and Dispute Resolution

8.1 The formation, validity, interpretation, performance, and dispute resolution of this contract shall be governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong, Macau, and Taiwan for the purpose of this contract).

8.2 All disputes under or related to this contract shall be resolved through consultation between the parties first; If no agreement can be reached through negotiation, both parties agree that the plaintiff shall choose one of the following addresses with jurisdiction for litigation: a, The domicile and office location of the lender and its branches; b, Borrower’s domicile; c, The domicile of the assignee of the creditor’s rights (if any); d, Place of contract signing; e, Place of contract performance. The parties to the contract agree to use audiovisual transmission technology and other methods to hold court hearings according to the jurisdiction of the court.

Please refer to the attached terms for the specific location of contract signing.

8.3 In case of disputes arising from the performance of this contract that cannot be resolved through negotiation between the parties, and if a lawsuit is filed with the people’s court in accordance with the law, the amount of the subject matter of the lawsuit shall be within the maximum limit allowed by laws, regulations, judicial interpretations, or local courts. The parties unanimously agree that the small claims procedure shall be applied by the sued court for trial, and agree that the time limit for presenting evidence and defending the case shall not exceed seven days (which can be calculated simultaneously). The small claims procedure is the first and final instance, and no party may file an appeal.

8.4 In case of disputes arising from the performance of this contract, if the parties fail to reach an agreement through consultation and file a lawsuit with the people’s court in accordance with the law, all parties agree that the court accepting the case will merge this case with other similar cases for trial and agree to conduct a written trial. All parties acknowledge and agree to submit personal information related to the case to the court during the joint trial process, and state in relevant legal documents that all parties agree and undertake to waive the defense of personal information protection issues arising from the joint trial. All parties undertake to keep confidential the information of other parties known during the merger process.

8.5 During the negotiation, submission of litigation or arbitration period, the terms of this contract that do not involve disputed parts shall still be fulfilled by all parties. Neither party shall refuse to perform any of its obligations under this contract on the grounds that the dispute resolution process is ongoing.

Article 9: Other Matters

9.1 The invalidity or revocation of some provisions under this contract shall not affect the validity of other provisions, which shall remain valid.

9.2 Delivery

1. The borrower confirms that the address and contact information specified in the attached terms of this agreement shall serve as the delivery address and contact information for notices issued by the lender, as well as for legal documents related to debt collection, litigation (arbitration), and the delivery address and contact information shall be applicable to various procedures and stages including but not limited to dispute collection, arbitration, mediation, first instance, second instance, retrial, execution, supervision, public notice and special procedures.

Delivery personnel (including but not limited to lenders, trial courts, arbitration institutions, etc.) may send notices or legal documents in one or more of the following ways. If multiple methods are used for sending, the delivery time shall be based on the first one delivered:

(1) If delivered by mail or express delivery, it shall be deemed delivered 5 days after the delivery person submits the mail or express delivery, regardless of whether it is signed for, rejected, or returned.

(2) For direct delivery, the delivery person shall notify the recipient or hand over written materials or legal documents recording the notification to the recipient. If there is a delivery receipt, the date on which the situation is recorded on the delivery receipt shall be deemed as the date of delivery; If the delivery is refused upon direct delivery, the recipient may record the delivery process by taking photos or videos, and retain the notice and legal documents, which shall be deemed as delivery; If collected by others, the date of collection by others shall be deemed as the date of delivery.

(3) Electronic delivery, including but not limited to using modern communication methods such as SMS, fax, email, instant messaging tools (such as WeChat, QQ, etc.) through the designated mobile phone number, fax number, or email address specified in this agreement, shall be deemed delivered as long as the recipient has sent the relevant notice or legal document to the address specified in the attached terms.

(4) All parties agree that online litigation activities such as service of process, investigation, mediation, trial, and enforcement can be conducted through electronic litigation platforms such as mobile micro courts.

The borrower guarantees that the address and contact information provided to the lender are accurate and valid. If there are any changes, the borrower will promptly notify the delivery person of the changes. If the wrong contact information is provided or the updated contact information is not notified in a timely manner, resulting in the failure to receive the notice or legal document, the recipient shall be deemed to have been served as long as they have sent the notice or legal document in any of the above-mentioned ways, and the borrower shall bear any adverse consequences that may arise from this.

If there is a transfer of creditor’s rights, the above notice delivery clause may also apply to notices sent by the creditor’s rights assignee as the recipient.

If the borrower fails to repay the loan on time or engages in other illegal activities, and the lender entrusts a mediation agency to mediate, sue, or apply for arbitration, the borrower authorizes and agrees that the mediation agency, people’s court, or arbitration agency may, in the event that the lender provides their mobile phone number but still cannot be contacted, legally retrieve other mobile phone numbers under their name from various communication operators in order to obtain contact, and agrees that the repaired contact information shall be one of the addresses for SMS or phone service of documents.

9.3 Both parties hereby agree to confirm the legal validity of telephone recordings and fax copies, and undertake that they can be submitted as evidence to dispute resolution institutions such as courts and arbitration commissions. During the period when the original document is in transit, the effectiveness of the fax copy is equivalent to that of the original document. The fax number designated by the borrower in this contract shall not be changed arbitrarily. When the fax number is changed, the borrower shall provide a written explanation of the change to the lender, otherwise the borrower shall bear all responsibilities arising therefrom. The fax sent by the borrower should ensure consistency with the original, otherwise the borrower will bear corresponding responsibilities.

The headings of each clause in this contract are for convenience of reference only and do not constitute a part of the content of this contract. No provision of this contract shall be interpreted or construed with reference to its title, or in any way affected or limited by its title.

9.5 Except as provided in this contract or relevant laws and regulations, unless the non breaching party expressly states in writing that any action, inaction, delay in taking action or any other measures taken by the non breaching party at any time in violation or non performance of any agreement or obligation contained in this contract shall not be deemed as a waiver of any rights enjoyed by the non breaching party under this contract.

9.6 If either party to this contract requests notarization of the contract, all parties shall jointly apply to the notary institution for notarization and clearly grant the contract the force of compulsory execution. The method of bearing notarization fees is detailed in the attached clauses. At the same time, the borrower agrees that this contract has compulsory enforcement effect after being notarized. If the borrower fails to fulfill its obligations under this contract, the lender may apply for enforcement to the people’s court with jurisdiction in accordance with the law.

9.7 If this contract cannot be fully performed due to changes in regulations, rules, policies, or the introduction of emergency measures, the lender shall not be held responsible.

9.8 Matters not covered in this contract shall be handled in accordance with laws and regulations, relevant regulations of the People’s Bank of China, CBRC and the lender.

Article 10: Cost Bearing

Both parties agree to bear relevant costs associated with this contract and its guarantees, including insurance, transportation, assessment, registration, custody, appraisal, deposit, and guarantees, as per legal regulations and mutual agreements.

Article 11: Completeness of the Contract

This contract, including standard clauses, annexes, supplementary agreements, loan notes, borrower commitments, certificates, withdrawal applications, and payment authorizations, constitutes a complete agreement. These components may be executed in paper, electronic formats, or other methods recognized by the lender.

Article 12: Notifications and Declarations

The lender has emphasized the importance of the borrower fully understanding each clause of this contract, particularly those highlighted in bold, and has provided clarifications upon the borrower’s request. All signing parties confirm their comprehension of the contract’s terms and associated legal consequences.

The borrower acknowledges that choosing a floating interest rate may increase interest payments if rates rise during the loan period, while choosing a fixed rate may lead to higher payments if rates fall. The borrower explicitly states awareness of, and acceptance of, any terms that impose obligations or disadvantages.

(End of standard contract terms; see attached annex for further details.)

Maximum Loan Contract Annex

(Version 2014061 / Created November 2022)

Number: 07000ED23C9B779

Lender: Ningbo Bank Co., Ltd., Shanghai Branch

Borrower: Shanghai Alliance Industry Co., Ltd.

Article 1: The lender agrees to provide a maximum loan limit of RMB (in words) One Million Nine Hundred Thousand only from the date of this contract until September 26, 2028. Loans may be issued once or multiple times based on the borrower’s application, credit status, guarantee status, and the lender’s funding conditions. Loans disbursed within this limit and period will not require individual loan contracts, but the loan maturity date cannot exceed September 26, 2028.

Article 2: The borrower’s fund recovery account number is **********; the repayment account number is also ***********.

Article 3: If the borrower fails to repay the loan principal as agreed, the lender will impose a penalty interest of 50% for late payment; if the loan is misused, a penalty interest of 80% for misappropriation will be charged.

Article 4: For any party requesting contract notarization, the cost allocation is as follows:

☑  Borrower bears ☐ Lender bears ☐ Other: ________________

Article 5: With the lender’s consent, the borrower may apply for early repayment, and the lender may charge a penalty of [/%] based on the amount repaid early.

Article 6: Contract signing location: _______/_________

Article 7: Borrower’s delivery address and contact information:

Mailing/Express Address: Room 903, No. 1288, Zhenan Road, Putuo District, Shanghai

Recipient (or agent): Xiaozhong Lin

Position: Legal Representative

ID Number: ***********

Contact Number: ********

SMS Receiving Number: _____/_________

Email: ________________

If the borrower does not provide an address or if it is insufficiently detailed (e.g., lacks specific door number), the registered address will be deemed the delivery address. If no explicit email is provided, the borrower agrees to use the mobile operator’s email as the delivery address. The borrower must ensure that the mobile operator’s email is operational from the date of contract signing.

Article 8: This contract is executed in two copies, each having equal legal effect.

Supplementary Clause:

If the borrower fails to pay interest on the scheduled payment dates as stipulated in this contract and the related loan notes, and if there are two instances of delayed interest payments within one year, it will be deemed a breach of this contract. The lender reserves the right to pursue the borrower’s breach of contract liability in accordance with Article 3.3 of this contract.

(This standard clause and the annexed clauses together constitute a complete contract.)

This is the borrower’s signature page of the “Maximum Loan Contract” standard terms and supplementary terms signed by Shanghai Alliance Industrial Co., Ltd. (the Borrower) and Ningbo Bank Co., Ltd. Shanghai Branch (the Lender) (Contract No.: 07000ED23C9B779).

Borrower (Seal) [Company Seal Affixed Here]

(Borrower’s Signature)

Date of Signing: September 26, 2023

This is the lender’s signature page of the “Maximum Loan Contract” standard terms and supplementary terms signed by Shanghai Alliance Industrial Co., Ltd. (the Borrower) and Ningbo Bank Co., Ltd. Shanghai Branch (the Lender) (Contract No.: 07000ED23C9B779).

Lender (Seal) [Company Seal Affixed Here]

(Lender’s Signature) /s/ Xiaozhong Lin

Date of Signing: September 26, 2023